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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated March 31, 2008, accompanying consolidated financial statements and supplementary schedule of Interleukin Genetics, Inc. and subsidiaries included in the Annual Report of Interleukin Genetics, Inc. and subsidiaries on Form 10-K for the year ended December 31, 2007. We hereby consent to the incorporation by reference of said report in the registration statements on Form S-3 (Nos. 333-83631, 333-53558, 333-56558, 333-101088 and 333-107782) and on Form S-8 (Nos. 333-47343, 333-67147, 333-32538, 333-62638 and 333-118551) of Interleukin Genetics, Inc. and subsidiaries.

/s/ GRANT THORNTON LLP

Boston, Massachusetts
March 31, 2008

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM